THIRD LEASE AMENDMENT


            AGREEMENT, made this ____ day of _________, 2003 between FAIR OAK, LLC, successor in interest to Matterhorn USA, Inc., having an address at Sutton & Edwards Management, LLC, 1981 Marcus Avenue, Suite E104, Lake Success, New York 11042 (the "Landlord") and ATC HEALTHCARE SERVICES, INC., having an address at 1983 Marcus Avenue, Lake Success, New York 11042 (the "Tenant").

                                W I T N E S E T H

            WHEREAS, Matterhorn USA, Inc., Landlord's predecessor in interest and Tenant entered into a lease agreement, dated December 20, 1999, as amended by First Lease Amendment dated July 6, 2000 and Second Lease Amendment dated January 1, 2002 (the "Lease") for the rental of approximately 13,770 rentable square feet at 1983 Marcus Avenue, Lake Success, New York (the "Original Demised Premises"); and

            WHEREAS, the parties are desirous of amending the Lease so as to increase the amount of space leased by Tenant from Landlord (the additional space is sometimes hereinafter referred to as the "Expansion Space") upon the terms and conditions provided herein.

            NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and
covenants contained herein, it is hereby agreed as follows:

      1. The total rentable square foot area as indicated in the Lease is hereby amended and increased from 13,770 rentable square feet to 14,035 rentable square feet, which premises consists of the areas shown on Schedule "A" annexed hereto and made a part hereof.

      2. The Expiration Date of the Lease shall be extended from December 31, 2007 to December 31, 2010.

      3. The Base Rent is hereby amended by deleting Section 14.01 (i) of the Lease in its entirety and replacing said section with the following:

            An annual rent (hereafter the "Base Rent") in an amount of Three Hundred Seventy-Three Thousand Four Hundred Sixty and 06/100 ($373,460.06) Dollars per annum ($31,121.73 per month), which Base Rent shall increase annually on December 15, 2004 and each year thereafter by an amount equal to the then current Base Rent multiplied by three and one half (3.50%) percent; and

      4. Tenant's Pro Rata Share set forth in subparagraph 1.02.2 of the Lease shall be increased from 4.37% to 4.456%.

      5. The following paragraph shall be added to the Lease in connection with Landlord's Work for the Expansion Space:

      4.02.1Landlord shall have no obligation to alter,  improve,  decorate,  or otherwise prepare the Expansion Space for Tenant's occupancy except that Landlord shall at Landlord's sole cost and expense, perform such items of work, so as to modify the existing conditions at the Expansion Space pursuant to the attached plans (hereinafter "Landlord's Expansion Space Initial Work"). Landlord shall proceed with such Landlord's Expansion Space Initial Work with due diligence, subject to delays by causes beyond its reasonable control. If Landlord is required by the terms hereof to do any such work without expense to Tenant and the cost of such work is increased due to any delay resulting from any act or omission of Tenant, it agents or employees, Tenant shall forthwith pay the Landlord as additional rent an amount equal to such increase in cost. For the purposes of this Third Lease Amendment, the Expansion Space shall be deemed "substantially ready for occupancy" when the major construction aspects of Landlord's Expansion Space Initial Work are substantially completed, although minor items are not completed. Such minor uncompleted items may include touch-up plastering or painting, so-called "punch list" items or any other uncompleted construction or improvement which does not unreasonably interfere with Tenant's ability to carry on its business in the
            Expansion Space. Tenant shall periodically inspect Landlord's Expansion Space Initial Work, as hereinafter provided, and make any objections thereto without delay so as to mitigate changes, delays and costs.

      6. The effective date (the "Effective Date") of this Third Lease Amendment shall be the date that Landlord gives notice to Tenant that the Expansion Space is substantially ready for occupancy or upon the date that Tenant is actually occupying the Expansion Space, whichever is earlier. Landlord shall use reasonable efforts to give Tenant no less than two (2) weeks prior notice of the Effective Date. Notwithstanding the foregoing, Landlord shall have no liability to Tenant in the event that the Demised Premises are not substantially ready for occupancy upon the date specified by Landlord. Notwithstanding anything to the contrary herein, if Landlord shall be delayed in substantially completing
Landlord's Expansion Space Work due to any acts and/or omissions of Tenant, including but not limited to (i) Tenant's request for materials, finishes or installations other than Landlord's standard, (ii) Tenant's changes in any plans, (iii) the performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation, (iv) Tenant's delays in submitting any plans or specifications, and approving plans or specifications or estimates, or in supplying information, (v) by reason of any additional non-standard work requested by Tenant, then the effective date of this First Lease Amendment shall be accelerated by the number of days of such delay. Notwithstanding anything to the contrary herein, Tenant shall continue to pay all rent and comply with all other terms and conditions of the Lease upon the execution of this Third Lease Amendment until the Effective Date, at which time said terms and conditions shall be amended as expressly provided herein. This Third Lease Amendment is subject to Landlord entering into a lease agreement with another tenant for certain space being vacated by Tenant under an existing sublease with Tenant's sublandlord and the rejection of a certain existing lease by Staff Builders, Inc. for certain space which includes such subleased space.

      7. Tenant represents that it has dealt with no broker other than Sutton & Edwards, Inc. (hereinafter the "Broker") in connection with this Third Lease Amendment and Tenant hereby agrees to indemnify and hold Landlord harmless of and from any and all losses, costs, damages or expense (including, without limitation attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any other broker who claims to have dealt with Tenant in connection with this First Lease Amendment. Landlord shall pay the Broker such brokerage fee as may be due it pursuant to and in accordance with Landlord's separate agreement with the Broker.

      8. The security set forth in Section 36.01 of the Lease shall be increased to that amount which equals two (2) months Base Rent on the Effective Date.

      9. It is expressly understood and agreed that submission by Landlord of the within Third Lease Amendment is for review and execution by Tenant and shall confer no rights nor impose any obligation on either party unless or until both Landlord and Tenant shall have executed this Third Lease Amendment and duplicates and originals thereof shall have been delivered to the respective parties hereto.

      10. Except as otherwise set forth herein, all other terms and conditions of the Lease are ratified, confirmed and remain in full force and effect.

            IN WITNESS WHEREOF, the parties have signed and delivered this Third Lease Amendment as of the date first above written.


                                 FAIR OAK, LLC


                                 By: GE CAPITAL REALTY GROUP, INC.
                                     its servicer


                                 By:________________________________
                                    Name:
                                    Title:


                                 ATC HEALTHCARE SERVICES, INC.


                                 By:________________________________
                                    Name:
                                    Title:

Acknowledgment of Third
Lease Amendment by:

----------------------------
                                , Guarantor
Dated:  ____________________

                                   SCHEDULE A

                [Plan of Original Demised Premises and Expansion
                              Space to be Attached]

                                    EXHIBIT E


                     [Plan of Storage Space to be Attached]






                                       5